EXHIBIT 17

                               FORM OF PROXY CARD









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                  SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                     CLAYMORE/RAYMOND JAMES SB-1 EQUITY FUND            ------
                         ANNUAL MEETING OF SHAREHOLDERS                       |
                                 AUGUST 28, 2008                              |



COMMON
      The annual meeting of shareholders of Claymore/Raymond James SB-1 Equity Fund (the "Fund") will be held at the offices of the Fund, 2455 Corporate West Drive, Lisle, Illinois, 60532, on Thursday, August 28, 2008, at 11:30 a.m. Central time (the "Annual Meeting"). The undersigned hereby appoints each of Melissa J. Nguyen, Mark Mathiasen and Matthew J. Patterson, and each of them or their respective designees, with full power of substitution and revocation, as proxies to represent and to vote all shares of the undersigned at the Annual Meeting and all adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters specified on the reverse side.

      SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO THE PROPOSAL, THE PROXIES SHALL VOTE FOR SUCH PROPOSAL. THE PROXIES MAY VOTE AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


                                 Please mark, date, sign & return
                                 the proxy promptly in the enclosed
                                 envelope.

                                 Date:                               , 2008
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                                 -----------------------------------------------


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                                 Signature(s)                         (Sign in
                                 the Box)

                                 For joint registrations, both parties should sign.

    PLEASE FILL IN A BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL.
                       PLEASE DO NOT USE FINE POINT PENS.


                                                          FOR      AGAINST

1. To approve an Agreement and Plan of
Reorganization between the Fund and
Claymore/Raymond James SB-1 Equity ETF, pursuant to which the Fund would (i) transfer substantially all of its assets and liabilities to Claymore/Raymond James SB-1 Equity ETF in exchange solely for shares of Claymore/Raymond James SB-1
Equity ETF, (ii) distribute such shares to its shareholders and (iii) dissolve.

2. To elect two Trustees as Class II Trustees to serve until RYJ's 2010 annual meeting or until their successors shall have been elected and qualified.

    Class II Nominees:                                  FOR ALL     WITHHOLD
                                                        NOMINEES   AUTHORITY
                                                        EXCEPT AS   TO VOTE
                                                        MARKED TO   FOR ALL
                                                        THE         NOMINEES
                                                        CONTRARY
                                                         AT LEFT

    (01) Ronald A. Nyberg, (02) Ronald E. Toupin, Jr.      / /          / /

Instructions to withhold authority to vote for any nominee(s), write the number of the nominee(s) on the line below.

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                    PLEASE SIGN AND DATE ON THE REVERSE SIDE